Exhibit 23.9 April 23, 2025 CONSENT OF QUALIFIED PERSON GeoInnova Consultores, SPA (“GeoInnova”), in connection with Sociedad Quimica y Minera de Chil on Annual Report on Form 20-F for the year ended December 31, 2024 (the “Form 20-F”), consents the public filing by the Company and use of: • The technical report titled “Mount Holland Lithium Project Technical Report Summary Stage of Property: Production” with an effective date of December 31, 2024 and dated April 17, 2025 and that were prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, as exhibits to this Current Report on Form 6-K (the “Form 6-K”) and referenced in the Form 20-F. • The document that the Technical Report Summary supports is the Company’s Annual Report on Form 20-F for the year ended December 31, 2024, and any existing amendments or supplements and/or exhibits thereto (the "Form 20-F") (the Form 6-K and Form 20-F, collectively the “Document”); • The use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Form 6-K, the Form 6-K, the Registration Statements and the Technical Report Summaries; and • any extracts from or a summary of the Technical Report Summaries in the Form 20-F and incorporated by reference in the Registration Statements and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summaries, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 20-F and Registration Statements. GeoInnova is responsible for authoring, and this consent pertains to, the Technical Report Summaries. GeoInnova certifies that it has read the Form 20-F and that it fairly and accurately represents the information in the Technical Report Summaries for which it is responsible. Neither the whole nor any part of the Technical Report Summaries nor any reference thereto may be included in any other document without the prior written consent of GeoInnova as to the form and context in which it appears. Legal Representative GeoInnova Consultores, SPA. Antonio Bellet 444, Providencia Santiago, 7500025 Chile Firma electrónica avanzada RODRIGO ANDRES RIQUELME TAPIA 2025.04.23 09:32:51 -0400